Exhibit 5.1

lawyers@saul.com www.saul.com

October 3, 2018

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:                             Registration Statement on Form S-3 (No. 333-227661)

Ladies and Gentlemen:

We have acted as Maryland counsel to Select Income REIT, a Maryland real estate investment trust (the “Company”), in connection with its Registration Statement on Form S-3 filed on October 2, 2018, Reg. No. 333-227661(the “Registration Statement”).  The Registration Statement relates to the proposed public offering of securities of the Company that may be offered and sold from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Base Prospectus (as hereinafter defined).  This opinion letter is rendered in connection with certain matters of Maryland law arising out of the offering and sale of 24,918,421 of the Company’s common shares of beneficial interest, par value $.01 per share, issued and outstanding as of the date hereof (the “Shares”), by Government Properties Income Trust, a Maryland real estate investment trust (the “Selling Shareholder”), in an underwritten public offering covered by the Registration Statement, pursuant to an underwriting agreement (the “Underwriting Agreement”), dated October 3, 2018, by and among the Company, the Selling Shareholder and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, acting as Representatives of the several underwriters named in Schedule A of the Underwriting Agreement (collectively, the “Underwriters”), as further described in the Prospectus.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     the Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and as amended, modified and superseded by the incorporation by reference of

500 E. Pratt Street • Suite 900 • Baltimore, MD 21202-3133

Phone: (410) 332-8600 • Fax: (410) 332-8862

DELAWARE  FLORIDA  ILLINOIS  MARYLAND  MASSACHUSETTS  NEW JERSEY  NEW YORK  PENNSYLVANIA  WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

Select Income REIT

October 3, 2018

the Company’s filings with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(ii)                                  the prospectus dated October 2, 2018 contained in the Registration Statement (the “Base Prospectus”);

(iii)                               the preliminary prospectus supplement, dated October 2, 2018, as filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act, and as amended, modified and superseded by the incorporation by reference of the Company’s filings with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act (the “Preliminary Prospectus”);

(iv)                              the Issuer Free Writing Prospectus, dated October 2, 2018, as filed by the Company with the Commission pursuant to Rule 433 under the 1933 Act (the “FWP”);

(v)                                 the Prospectus Supplement, dated October 3, 2018, as filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act, and as amended, modified and superseded by the incorporation by reference of the Company’s filings with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act (together with the Base Prospectus, the “Prospectus”)(the Registration Statement, the FWP and the Prospectus shall be collectively referred to herein as, the “Registration Package”); and

(vi)                              the executed Underwriting Agreement.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(i)                                     a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated October 2, 2018;

(ii)                                  a certified copy of the Articles of Amendment and Restatement of the Company as filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on March 9, 2012 (the “Original Declaration of Trust”);

(iii)                               certified copies of the Articles of Amendment of the Company as filed with the SDAT on June 27, 2013 and September 2, 2014 (together with the Original Declaration of Trust, the “Declaration of Trust”);

(iv)                              a certified copy of the Amended and Restated Bylaws of the Company dated September 7, 2016 (the “Bylaws”);

(v)                                 a copy of various resolutions of the board of trustees of the Company, or duly authorized committees thereof, relating to, among other things, the authorization of the sale, issuance and registration of the Shares (the “Company Resolutions”);

(vi)                              a copy of resolutions of the board of trustees of the Selling Shareholder adopted at a meeting on September 27, 2018 (the “Selling Shareholder Resolutions”);

Select Income REIT

October 3, 2018

(vii)                           resolutions of the Pricing Committee of the Board of Trustees of the Company adopted at a meeting held on October 3, 2018 (together with the Board of Trustee Resolutions, the “Resolutions”);

(viii)                        a certificate of the Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the incumbency of the officers of the Company, the Resolutions, and other matters that we have deemed necessary and appropriate; and

(ix)                              such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered;

(d)                                 the legal capacity of all natural persons signing or executing any documents, whether on behalf of themselves or other persons;

(e)                                  that all persons signing or executing Documents on behalf of any party (other than the Company) are duly authorized;

(f)                                   that each of the parties (other than the Company) has duly and validly executed and delivered the Underwriting Agreement, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the Underwriting Agreement;

(g)                                  that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(h)                                 that there has been no oral or written modification of or amendment to the Documents, and there has been no waiver of any provision of the Documents, by actions or omission of the parties or otherwise;

(i)                                     that the Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder;

Select Income REIT

October 3, 2018

(j)                                    that there will be no changes in applicable law between the date of this opinion and any date of delivery of the Shares;

(k)                                 that at the time of delivery of the Shares, all contemplated additional actions shall have been taken and the authorization by the Selling Shareholder of the delivery of the Shares will not have been modified or rescinded;

(l)                                     that the offering and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(m)                             that the Shares have not been, and will not be, issued or transferred in violation of any restriction or limitation contained in Article VII of the Declaration of Trust;

(n)                                 that the consideration received for the initial issuance of the Shares was not less than the par value per share; and

(o)                                 that the aggregate number of shares of the Company which would be outstanding after the offering of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the aggregate number of then-authorized shares of the Company or of the then-authorized shares within the applicable class or series of common shares or preferred shares of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2.                                      The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

Select Income REIT

October 3, 2018

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Saul Ewing Arnstein & Lehr LLP
SAUL EWING ARNSTEIN & LEHR LLP